                                                                    Exhibit 99.9

                                                   Non-US Subscription Agreement

     SUBSCRIPTION AGREEMENT, dated as of June 12, 2003 (this "Agreement"), by and between BBJ Environmental Technologies, Inc. a Nevada corporation (the "Company"), and the individual named on the signature page hereto (the "Investor").

     WHEREAS, the Investor desires to loan cash to the Company in exchange for a convertible promissory note, substantially in the form of Exhibit A hereto (the "Note"), which will be convertible into shares of common stock, par value 0.001 per share, of the Company (the "Common Stock") and warrants to purchase shares of Common Stock (the "Warrants" and together with the shares of Common Stock, the "Convertible Securities"); and

     WHEREAS, simultaneously herewith, certain other persons are entering into subscription agreements, substantially similar to this Agreement and dated as of the date hereof;

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Subscription. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Investor hereby loans $100,000.00 to the Company in exchange for the Note.

2. Limitations on Transfer. The Investor acknowledges that it is aware that since neither the Note nor the Convertible Securities issuable thereunder will be, and the Investor has no right to require that they be, registered under the Securities Act of 1933, as amended (the "Securities Act"), such securities may not be sold unless such sale is exempt from such registration under said Securities Act. The Investor further acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law administrator.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and covenants and agrees with, the Company as follows:

                 a. This Agreement constitutes a valid and binding agreement of Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally or by general equitable principles, including, without limitation, those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

                 b. The Investor has adequate means of providing for its current needs and possible contingencies, it anticipates no need now or in the foreseeable future to

                                                   Non-US Subscription Agreement

          sell the Note (or the Convertible Securities issuable thereunder) for which it hereby subscribes and it can afford the loss of its entire investment in the Company.

                c. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

                d. The Investor will be the only owner, beneficial or otherwise, of the Note (and the Convertible Securities issuable thereunder) being subscribed for hereby.

                e. The Investor has received, and read, and is familiar with the Offering Memorandum of the Company dated June 12, 2003 and confirms that all documents, records and books which the Investor has requested pertaining to the Investor's proposed investment in the Company have been made available to it. The Investor is aware that no federal or state agency has passed upon the Note (or the Convertible Securities issuable thereunder) or made any finding or determination concerning the fairness of this investment.

                f. The Investor has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor. The Investor understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the Investor with respect to the suitability of an investment in the Note (or the Convertible Securities issuable thereunder).

                g. The Note (and the Convertible Securities issuable thereunder) for which the Investor hereby subscribes will be acquired for the Investor's own account for investment. The Investor intends to hold the Note (and the Convertible Securities issuable thereunder) for indefinitely and it is not acquiring the Note (or the Convertible Securities issuable thereunder) with a view toward distribution in a manner which would require registration under the Securities Act, and it does not presently have any reasons to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell such Note (or the Convertible Securities issuable thereunder).

                h. The Investor is aware that: (i) an investment in the Company involves a high degree of risk; and (ii) no federal, state, local or foreign income tax consequences which may be relevant to it are discussed in any documents provided in connection with the acquisition of the Note (or the Convertible Securities issuable thereunder).

                                                   Non-US Subscription Agreement

                 i. The Investor has received no representations or warranties from the Company other than those furnished in writing and signed by the Company.

                 j. The Investor (i) has the capacity to purchase and hold the Note (and the Convertible Securities issuable thereunder) and represents that the acquisition of the Note (and the Convertible Securities issuable thereunder) will not result in any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which the Investor or the Investor's property is bound, or violate any applicable law, regulation or court decree; (ii) has obtained such tax advice that the Investor has deemed necessary; and (iii) represents that the Investor's residence is as set forth on the signature page hereof.

                 k. No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of the Investor is required for the execution and delivery of this Agreement by the Investor and the performance of the Investor's obligations and duties hereunder.

                 l. The Investor understands that the Company will have the right to rescind the subscription of any investor if any of the representations, warranties, covenants, or agreements contained herein are found to be misleading, false, or incorrect.

                 m. The Investor has not paid, and will not pay, a commission, finder's fee, or other selling cost or fee to any person in connection with its subscription.

                 n. The Investor is an "accredited investor" as such term is defined in Regulation D of the Act. Accredited Investors include, but are not limited to:

          (i) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (ii) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

          (iii) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (iv) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in

                                                   Non-US Subscription Agreement

excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (v) Any entity in which all of the equity owners are accredited investors; or

          (vi) Any bank as defined in Section 3(a)(2) of the Act (defined below), or savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

                 o. The Investor acknowledges that the Note (and the Convertible Securities issuable thereunder) being offered hereunder have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and agrees that it will not offer or sell the Note (or the Convertible Securities issuable thereunder) in the United States to, or for the account or benefit of, "U.S. persons" (as such term is defined in Regulation S promulgated under the Act; herein, "Regulation S") except in accordance with Regulation S under the Act, pursuant to registration under the Act or pursuant to an available exemption from the registration requirements of the Act. The Investor agrees not to engage in hedging transactions involving the shares received pursuant hereto unless in compliance with the Act. The Investor acknowledges that the Company will not register any transfer of the Note (or the Convertible Securities issuable thereunder) acquired hereunder, unless such transfer is made in accordance with Regulation S, pursuant to registration under the Act or pursuant to an available exemption under the Act.

                 p. The Investor represents and warrants that it has not received offering materials in the United States (as defined in Regulation S), if it is an entity it is formed under the laws of a jurisdiction other than the United States, and that its principal place of business is outside the United States.

                 q. The Investor represents and warrants that it is not a "U.S. person" (as such term is defined in Regulation S) and that it is not acquiring the Note (or the Convertible Securities issuable thereunder) for the account or benefit of any U.S. person.

                 r. The Investor acknowledges that the Note (and any Convertible Securities issuable thereunder) received pursuant to this Agreement will bear the following legend:

               THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF OTHER

                                                   Non-US Subscription Agreement

               JURISDICTIONS AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, "U.S. PERSONS" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

4. Representation and Warranties of the Company. Except as expressly set forth herein, neither the officers or directors of the Company nor the Company makes any representation, warranty, covenant or agreement regarding the Company or its respective businesses, operations, properties or assets or those of their subsidiaries or any other matter, and neither the officers or directors nor the Company shall have any liability to the Investor regarding any of the foregoing except to the extent expressly provided herein.

5. Indemnification. The Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties in Paragraph 3 hereof, and hereby agrees to indemnify and hold harmless the Company, and its officers, directors and affiliates, from and against any and all loss, damage, or liability due to, or arising out of, a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Investor shall, in any manner, be deemed to constitute a waiver of any rights granted to the Investor under federal or state securities laws.

6. No Third Party Beneficiaries. Except for with respect to the rights of the indemnified parties under Paragraph 5, nothing in this Agreement, expressed or implied, is intended to confer upon any creditor or any other person, other than the parties hereto or their respective successors, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

7. Miscellaneous.

             a. This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by a party against whom enforcement of such modification, waiver, or termination is sought.

                                                   Non-US Subscription Agreement

             b. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

             c. This Agreement shall be construed in accordance with, and governed in all respects by the laws of the State of Nevada applicable to contracts made and to be performed wholly within the State of Nevada.

             d. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

             e. All the agreements, representations and warranties made by the Investor in this Agreement shall survive the acceptance of the Investor's subscription by the Company. Unless the Investor notifies the Company in writing to the contrary before the closing of the offering, all the representations and warranties of the Investor contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the closing of the offering, taking into account all information received by the Investor.

             f. The Investor agrees that in the event further action or execution of documents is required of the Investor, the Investor will take any and all such actions and execute any such documents as are necessary or appropriate in connection with the business of the Company.

             g. This Agreement constitutes the entire agreement of the Investor and the Company relating to the matters contained herein, and supersedes all prior contracts or agreements, whether oral or written.

             h. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.

                      [Remainder Intentionally Left Blank]

     IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date first written above.

                                     By: /s/ Daniel Malfanti & P. Bindschaedler
                                        ----------------------------------------
                                        Name: Lombard Odier Darier Hentsch & Cie
                                        Address: Rue de la Corraterie 11
                                                 1204 Geneva

     The Company hereby accepts the foregoing contribution and subscription and acknowledges receipt of the purchase price of the date set forth thereon.

                                     BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

                                     By: /s/ Jerry V. Schinella
                                        -------------------------
                                        Name: Jerry V. Schinella
                                        Title: Chief Financial Officer

NEITHER THE WARRANTS NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND WERE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED, EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACTS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. NO OFFER OR SALE OF THE SECURITIES OFFERED HEREBY MAY BE MADE IN THE UNITED STATES, OR TO OR FOR, THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" (AS THAT TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) DURING ANY APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" (AS THAT TERM IN DEFINED IN REGULATION S OF THE SECURITIES
ACT) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITES ACT. FURTHER, NO HEDGING TRANSACTION INVOLVING THESE SECURITIES MAY BE CONDUCTED DURING SUCH DISTRIBUTION COMPLIANCE PERIOD UNLESS IN COMPLIANCE WITH THE REGISTRATION OR EXEMPTION PROVISIONS OF THE SECURITIES ACT.

                                     WARRANT

                  For the Purchase of Shares of Common Stock of

                      BBJ Environmental Technologies, Inc.
                              a Nevada corporation

          Void After 5:00 p.m. Eastern Standard Time on July 31, 2005.

                                                             Warrant to Purchase
                                                                  133,333 Shares

     THIS WARRANT CERTIFIES THAT, for value received, LOMBARD ODIER DARIER HENTSCH & CIE, a corporation, or its registered assigns (the "Holder") is entitled to acquire from BBJ Environmental Technologies, Inc., a Nevada corporation (the "Company"), an aggregate of One Hundred Thirty-Three Thousand, Three Hundred, Thirty-Three (133,333) shares of fully paid, nonassessable shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") at any time on or after the Offering Date (as defined below) and on or prior to 5:00 p.m. Eastern Standard Time on July 31, 2005 (the "Expiration Date"), at such price and upon such terms and conditions as set forth herein. If not exercised prior to the Expiration Date, this Warrant and all rights granted under this Warrant shall expire and lapse.

     The number and character of the securities purchasable upon exercise of this Warrant and the Purchase Price (defined below) are subject to adjustment as provided in Section 5 hereof. The term "Warrant" as used herein shall include this Warrant and any warrants issued in substitution for or replacement of this Warrant, or any warrant into which this Warrant may be divided or exchanged. The Common Stock purchasable upon exercise of this Warrant shall be referred to hereinafter collectively as the "Warrant Shares."

     1. Exercise; Issuance of Certificates; Payment for Shares.

        (a) Purchase Price. Subject to adjustment as provided in Section 5 hereof, the purchase price of each Warrant Share issuable upon exercise of this Warrant shall be equal to $0.25 per share ("Purchase Price").

        (b) Warrant Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, and from time to time after the first date on which the Company has issued shares of Common Stock to the Holder under a Subscription Agreement dated the date hereof between the Company and the Holder (the "Offering Date") and prior to the Expiration Date, by the surrender and presentment of this Warrant accompanied by a duly executed Notice of Exercise in the form attached hereto (the "Exercise Notice"), together with the payment of the aggregate Purchase Price (the "Aggregate Purchase Price") for the number of Warrant Shares specified in the Exercise Notice in the manner specified in Section 1(d) hereof, all of which shall be presented to the Company, at its principal office as set forth on the signature page of this Warrant, or at such other place as the Company may designate by notice in writing to the Holder.

        (c) Conditions to Acquisition of Warrant Shares. The Company's obligation to sell the Warrant Shares to the Holder upon exercise of this Warrant is subject to the conditions that (i) no preliminary or permanent injunction or other order against the acquisition, purchase, issuance, or delivery of the Warrant Shares issued by any federal, state, or foreign court of competent jurisdiction shall be in effect, and (ii) if the Holder is required by law, rule, or regulation promulgated by any governmental entity to comply with or seek approvals from any governmental entity prior to purchasing the Warrant Shares, such compliance or approvals must have been achieved or obtained by the Holder and proof thereof furnished to the Company; provided, however, that any failure by the Company to sell Warrant Shares to the Holder as a result of any of the foregoing conditions shall not affect or prejudice the Holder's right to acquire such Warrant Shares upon the subsequent satisfaction of such conditions.

        (d) Payment of Purchase Price. The Aggregate Purchase Price of the Warrant Shares being acquired upon exercise of this Warrant shall be paid by the Holder to the Company by delivery of a certified bank or cashier's check payable to the order of the Company, or by wire transfer of immediately available United States funds, in the amount of the Aggregate Purchase Price which shall be determined by multiplying the Purchase Price by the number of Warrant Shares specified in the Exercise Notice to be purchased upon such exercise.

        (f) Issuance of Certificates. As soon as practicable after full or partial exercise of this Warrant, the Company at its expense (including, without limitation, the payment by it of all taxes and governmental charges applicable to such exercise and issuance of Warrant

Shares) shall cause to be issued in the name of and delivered to the Holder or such other persons as directed by the Holder, a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised in such denominations as instructed by the Holder, together with any other securities and property to which the Holder is entitled upon exercise under the terms of this Warrant. This Warrant shall be deemed to have been exercised, and the Warrant Shares acquired thereby shall be deemed issued, and the Holder or any person(s) designated by the Holder shall be deemed to have become holders of record of such Warrant Shares for all purposes, as of the close of business on the date that this Warrant, the duly executed and completed Exercise Notice, and full payment of the Aggregate Purchase Price has been presented and surrendered to the Company in accordance with the provisions of Section 1(b) hereof, notwithstanding that the stock transfer books of the Company may then be closed. In the event this Warrant is only partially exercised, a new Warrant evidencing the right to acquire the number of Warrant Shares with respect to which this Warrant shall not then have been exercised, shall be executed, issued and delivered by the Company to the Holder simultaneously with the delivery of the certificates representing the Warrant Shares so purchased.

     2. Shares Fully Paid; Reservation of Shares. The Company hereby agrees that it will at all times on and after the Offering Date and on and prior to the Expiration Date have authorized and will reserve and keep available, solely for issuance and delivery to the Holder, that number of shares of its Common Stock (or other securities and property) that may be required from time to time for issuance and delivery upon the exercise of this Warrant. All Warrant Shares when issued in accordance with this Warrant shall be duly and validly issued, shall be fully paid and nonassessable, free and clear of any claim, lien, encumbrance, or security interest of any kind whatsoever, and free from all preemptive rights of any security holders of the Company. The Company shall take all action as may be necessary to assure that such Warrant Shares (and any other securities and property) may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements, of any domestic securities exchange or inter-dealer quotation system upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal, state, foreign or any other securities laws. The Company will not take any action which would result in any adjustment of the Purchase Price (as described in Section 5 hereof) if the total number of Warrant Shares issuable after such action upon exercise of all the outstanding Warrants, together with all the Common Stock then outstanding and all Common Stock issuable upon exercise of all other options and warrants and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation, as amended.

     3. Exchange, Assignment, or Loss of Warrant.

        (a) This Warrant is exchangeable, without expense other than as provided in this Section 3, at the option of the Holder upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to acquire in the aggregate the same number of Warrant Shares that may be acquired hereunder.

        (b) All of the covenants and provisions of this Warrant by or for the benefit of the Holder shall be binding upon and shall inure to the benefit of, its successors and permitted assigns hereunder. This Warrant may be sold, transferred, assigned, or hypothecated only in compliance with Section 7 herein. If permitted under Section 7, any such assignment shall be made by surrender of this Warrant to the Company, together with a duly executed assignment in the form attached hereto ("Assignment Form"), whereupon the Company shall, without charge, execute and deliver a new Warrant containing the same terms and conditions of this Warrant in the name of the assignee as named in the Assignment Form, and this Warrant shall be cancelled at that time. This Warrant, if properly assigned, may be exercised by a new Holder without first having the new Warrant issued.

        (c) This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation and surrender of this Warrant at the office of the Company, together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

        (d) The Company will execute and deliver to the Holder a new Warrant of like tenor and date upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant; provided, that (i) in the case of loss, theft, or destruction, the Company receives a reasonably satisfactory indemnity or bond, or (ii) in the case of mutilation, the Holder shall provide and surrender this Warrant to the Company for cancellation.

        (e) Any new Warrant executed and delivered by the Company in substitution or replacement of this Warrant shall constitute a contractual obligation of the Company regardless of whether this Warrant was lost, stolen, destroyed, or mutilated, and shall be enforceable by any Holder thereof.

        (f) The Holder shall pay all transfer and excise taxes applicable to any issuance of new Warrants under this Section 3.

     4. Rights of the Holder. The Holder by virtue hereof shall not be entitled to any rights of a shareholder in the Company (including, without limitation, rights to receive dividends, vote or receive notice of meetings) or otherwise deemed to be a shareholder of the Company, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish the Holder with copies of all reports and communications furnished to the shareholders of the Company. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     5. Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of securities and other property that may be acquired upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment, from time to time, upon the happening of any of the following events:

        (a) Dividends, Subdivisions, Combinations, or Consolidations of Common Shares.

            (i) In the event that the Company shall declare, pay, or make any dividend upon its outstanding Common Stock payable in Common Stock or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then the number of Warrant Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision, and the Purchase Price shall be decreased in such proportion. In case the Company shall at any time combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Warrant Shares that may thereafter be acquired upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination and the Purchase Price shall be increased in such proportion.

            (ii) If the Company declares, pays, or makes any dividend or other distribution upon its outstanding Common Stock payable in securities or other property (excluding cash dividends and dividends payable in shares of Common Stock, but including, without limitation, shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities")), the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant Shares so acquired, shall be entitled to all the rights of the other holders of shares of Common Stock with respect to any such distribution. If the Holder does not exercise this Warrant prior to the record date relating to a distribution under this Section 5(a)(ii), then such Holder shall not be entitled to such distribution.

        (b) Effect of Reclassification, Reorganization, Consolidation, Merger, or Sale of Assets.

            (i) Upon the occurrence of any of the following events, the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant Shares so acquired, shall be entitled to all the rights of the other holders of shares of Common Stock with respect to receipt of shares of stock and other securities, property, and interests that are issued or payable in connection therewith: (A) reclassification, capital reorganization, or other change of the outstanding shares of Common Stock (other than a change as a result of an issuance of shares of Common Stock under Section 5(a)), (B) consolidation or merger of the Company with or into another corporation or entity (other than a consolidation or merger subject to Section 5(b)(ii) below, or in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of the outstanding Common Stock or the Warrant Shares issuable upon exercise of this Warrant), or (C) spin-off of assets, a subsidiary, or any affiliated entity. The foregoing provisions of this Section 5(b)(i) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges. If the Holder does not exercise this Warrant prior to the record date relating to an event described in this Section 5(b)(i), then the Holder shall not be entitled to the benefits accruing to holders of the shares of Common Stock, except as may be provided in
Section 5(b)(ii) below.

            (ii) If any sale, lease, pledge, mortgage, conveyance, or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder of this Warrant in accordance with Section 6 below as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of a successor entity, the Company shall cause an effective provision to be made so that the Holder shall have the right thereafter, by exercise of this Warrant, to acquire for the Aggregate Purchase Price described in this Warrant the kind and amount of securities or other interests as would be issuable or payable with respect to or in exchange for the number of Warrant Shares that are then purchasable pursuant to this Warrant as if such Warrant Shares had been issued to the Holder immediately prior to such event. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in a successor entity, the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant Shares so acquired, shall be entitled to all of the rights of the other holders of shares of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no successor entity is involved, all acquisition rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the shares of Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that, in no event shall that date be less than 30 days after delivery to the Holder of this Warrant of the written notice described above and in Section 6. If the termination of acquisition rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

        (c) Purchase Price Adjustments. Except as otherwise provided in this
Section 5, upon any adjustment of the Purchase Price, the Holder shall be entitled to purchase, based upon the new Purchase Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of Warrant Shares that may be acquired pursuant to this Warrant immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately prior to its adjustment and dividing the product so obtained by the new Purchase Price.

        (d) Application of this Section. The provisions of this Section 5 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

        (e) Fractional Shares. No fractional Warrant Shares or shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In the event that an adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant made pursuant to this Section 5 hereof results in a number of shares issuable upon exercise which includes a fraction, at the Holder's election, this Warrant

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

may be exercised for the next larger whole number of shares or the Company shall make a cash payment equal to that fraction multiplied by the current market value of that share.

        (f) Company-Held Shares. For purposes of Sections 5(a) above, Common Stock owned or held at any relevant time by, or for the account of, the Company in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein.

     6. Notice to the Holder.

        (a) If, prior to the expiration of this Warrant either by its terms or by exercise in full, any of the following shall occur: (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock, including those of the type identified in Section 5(a) hereof; (ii) any reclassification, reorganization, or similar change of the shares of Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, pledge, mortgage, exchange, or other conveyance of all or substantially all of the assets of the Company; (iii) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (iv) any purchase, retirement or redemption by the Company of its Common Stock; then, and in any such case, the Company shall deliver to the Holder written notice thereof at least 20 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or, if a record is not to be taken, the date as of which the shareholders of record of the Common Stock to be entitled to such dividend, distribution, or rights are to be determined; (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, pledge, mortgage, exchange, transfer, dissolution, liquidation, winding up or purchase, retirement, or redemption is expected to become effective, and the date, if any, as of which the Company's holders of record of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, lease, pledge, mortgage, exchange, transfer, dissolution, liquidation, winding up, purchase, retirement, or redemption; and (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by holders of shares of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

        (b) Upon the happening of an event requiring adjustment of the Purchase Price or the kind or amount of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder which indicates the event requiring the adjustment, the adjusted Purchase Price and the adjusted number of Warrant Shares that may be acquired or the kind and amount of any such securities or property so purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company's independent public accountant shall determine the method of calculating the adjustment and shall prepare a certificate setting forth such calculations, the reason for the methodology chosen, and the facts upon which the calculation is based. Such certificate shall accompany the notice to be provided to the Holder pursuant to this Section 6(b).

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

     7.  Transfer to Comply with the Securities Act.

         (a) This Warrant and the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

         (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Shares, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Securities Act, for distribution to the public pursuant to Section 7(d) below:

         The securities presented by this certificate have not been registered under the Securities Act of 1933, as amended, nor the securities laws of any other jurisdiction and were offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws. The securities may not be sold, pledged, assigned, or hypothecated, except in a transaction registered under such acts or pursuant to an exemption from the registration requirements of such acts. No offer or sale of the securities offered hereby may be made in the United States, or to or for, the account or benefit of a "U.S. person" (as that term is defined in Regulation S of the Securities Act) during any applicable "distribution compliance period" (as that term in defined in regulations of the Securities Act) in the absence of an effective registration statement under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Further, no hedging transaction involving these securities may be conducted during such distribution compliance period unless in compliance with the registration or exemption provisions of the Securities Act.

     8. Best Efforts. The Company covenants that it will not, by amendment of its Articles of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observation or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all those terms and in taking all action necessary or appropriate to protect the rights of the Holder against dilution or other impairment.

     9. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares or other securities upon the exercise of all Warrants from time to time outstanding.

     10. Notices. All notices, demands, requests, certificates, or other communications by the Company to the Holder and by the Holder to the Company shall be in writing and shall be deemed to have been delivered, given, and received when personally given or on the third calendar day after it is mailed by registered or certified mail to the Holder, postage pre-paid and addressed to the Holder at his last registered address or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address; and, if to the Company, addressed to it at that address appearing on the signature page of this Warrant. The Company may change its address for purposes of service of notice by written notice to the Holder at the address provided above, and the Holder may change its address by written notice to the Company.

     11. Binding Effect. This Warrant shall be binding upon any corporation or other entity succeeding the Company by merger, consolidation, or other acquisition.

     12. Corporate Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     13. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

     14. Survival. The various rights and obligations of the Holder and of the Company set forth herein shall survive the exercise and surrender of this Warrant.

     15. No Amendments or Modifications. Neither this Warrant nor any provision hereof may be amended, modified, waived, or terminated except upon the written consent of the Company and the Holder of this Warrant.

     16. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     17. Authorization By Board of Directors. The Board of Directors of the Company has authorized the issuance of this Warrant by a resolution duly adopted by the Board of Directors on the date of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer, thereunto duly authorized this 8th day of August 2003.

                                            BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

                                            By: /s/ Jerry V. Schinella
                                               ----------------------------
                                               Name: Jerry V. Schinella
                                               Title: Chief Financial Officer

                                               Address: 6802 Citicorp Drive
                                               Suite 500
                                               Tampa, Florida 33619

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ____________________________ hereby sell(s), assign(s), and transfer(s) unto __________________________________, the rights
represented by the within Warrant to purchase ___________________ (        )
shares of the Common Stock of BBJ Environmental Technologies, Inc. (the "Company") pursuant to the terms and conditions of this Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Warrant Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned a new Warrant evidencing the right to purchase the number of Warrant Shares remaining after issuance and delivery of this Warrant to the above-named assignee. Except for the number of shares that may be purchased, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment, the undersigned irrevocably appoints _________________ as the undersigned's attorney-in-fact to transfer this Warrant and the rights thereunder on the books of the Company with the full power of substitution for these purposes.

Dated: ______________________, _______________

                                               _________________________________
                                               Printed Name of the Holder

                                               _________________________________
                                               Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or trust company, or by a firm having membership on a registered national securities exchange.

                               NOTICE OF EXERCISE

(To be executed by the Holder desiring to exercise the right to acquire shares of Common Stock of BBJ Environmental Technologies, Inc. pursuant to this Warrant.)

     The undersigned Holder of a Warrant to purchase shares of Common Stock ("Shares") of BBJ Environmental Technologies, Inc., a Nevada corporation, hereby elects to purchase, pursuant to the provisions of the Holder's Warrant dated _____________________ held by the undersigned, to the extent of purchasing the following number of such Shares ( ); and requests that the Certificate for such Shares be issued in the name of, and delivered to ________________________, whose address is _____________________________________________; and further requests, if the number of Shares transferred are not all the Shares that may be acquired pursuant to the unexercised portion of this Warrant, that a new Warrant of like tenor for the remaining Shares that may be acquired pursuant to this Warrant be issued and delivered to the undersigned.

Dated:______________________________, ________

                                            Printed Name:_______________________

                                            Signature:   _______________________

                                            Address:     _______________________

                                                         _______________________

(Signature must conform in all respects to the name of holder as specified on the face of this Warrant.)